SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2004

INCARA PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Item 5. Other Events and Regulation FD Disclosure

On June 7, 2004, Incara Pharmaceuticals Corporation issued a press release announcing that following discussions with the Food and Drug Administration (FDA), it was mutually agreed that Incara would quickly revise the Phase 1 (safety) clinical trial protocol submitted with Incara’s April 30, 2004 AEOL 10150 Investigational New Drug application and proceed directly into patients with amyotrophic lateral sclerosis (also known as “ALS” or “Lou Gehrig’s disease”). A copy of this press release is attached as an exhibit.

In addition, Incara announces the resignation of Richard E. Gammans, Sr., Ph.D., its Executive Vice President, Research and Development. Dr. Gammans’ resignation will be effective on June 11, 2004.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press release dated June 7, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INCARA PHARMACEUTICALS CORPORATION
Date: June 7, 2004
/s/ Richard W. Reichow
Richard W. Reichow
Executive Vice President and Chief Financial Officer